Exhibit 3.5

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:30 PM 08/15/1995 950184771 - 2533910

CERTIFICATE OF INCORPORATION

OF

EH&F, INC.

FIRST: The name of the Corporation is EH&F, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805-1297. The name of the registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share (the “Common Stock”), and one thousand (1,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

Shares of the Preferred Stock of the Corporation may be issued form time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class of series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with laws of the State of Delaware.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation and of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of the GCL, this Certification of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

2

The undersigned, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, hereby declares and certifies that this is my act and deed and the facts herein stated are true, and, accordingly, I have hereunto set my hand this 15th day of August 1995.

Jeffrey L. Sellers, Incorporator
2929 North Central Avenue
Suite 1800
Phoenix, Arizona 85012

3

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:01 AM 12/12/1995 950290723 - 2533910

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

EH&F, INC.

EH&F, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies:

FIRST: By Written Consent in lieu of Joint Meeting of the Sole Shareholder and the Board of Directors of the Corporation, dated as of August 19, 1995, the following resolution amending the Certificate of Incorporation was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: RESOLVED, that Article First of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the Corporation is Eller Media Company.

THIRD: There are no shares of preferred stock issued and entitled to vote as a class on the foregoing amendment.

FOURTH: The capital of the Corporation shall not be reduced under or by reason of the foregoing amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its President and Secretary as of the 19 day of August, 1995.

EH&F, INC.

By
Scott Eller,
Vice President

By
Sandra L. Braun,
Assistant Secretary

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “EH&F, INC.”, CHANGING ITS NAME FROM “EH&F, INC.” TO “ELLER MEDIA COMPANY”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF DECEMBER, A.D 1995, AT 9:01 O’CLOCK A.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

2533910 8100	Edward J. Freel, Secretary of State
950290723	AUTHENTICATION:	7746851
	DATE:	12-12-95

State of Delaware

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ELLER MEDIA COMPANY”, CHANGING ITS NAME FROM “ELLER MEDIA COMPANY” TO “CLEAR CHANNEL OUTDOOR, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF JULY, A.D. 2001, AT 9 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	Harriet Smith Windsor, Secretary of State
2533910 8100	AUTHENTICATION:	1225143
010317705	DATE:	07-03-01

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/02/2001 010317705 – 2533910

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

ELLER MEDIA COMPANY

Eller Media Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies:

FIRST: By Written Consent in lieu of Joint Meeting of the Shareholders and the Board of Directors of the Corporation, dated as of June 30, 2001, the following resolution amending the Certificate of Incorporation was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: RESOLVED, that Article First of the Corporation’s Articles of Incorporation is hereby amended to read in its entirety as follows:

FIRST: The name of the Corporation is Clear Channel Outdoor, Inc.

THIRD: There are no shares of preferred stock issued and entitled to vote as a class on the foregoing amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Executive Vice President and Assistant Secretary as of the 30 day of June, 2001.

ELLER MEDIA COMPANY

By:
Kurt Tingey, Executive Vice President

By:
Laura C. Toncheff, Assistant Secretary